                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             HELEN OF TROY LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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
                              HELEN OF TROY LIMITED

                             ONE HELEN OF TROY PLAZA
                              EL PASO, TEXAS 79912

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 29, 2000

     Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of Helen of Troy Limited, a Bermuda company (the "Company"), will be held at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas on Tuesday, August 29, 2000 at 1:00 p.m., Mountain Daylight Time, for the following purposes:

     1.   To elect a board of six directors;
     2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The record date for determining Shareholders entitled to receive notice of and vote at the Annual Meeting is July 14, 2000. You are urged to read carefully the attached Proxy Statement for additional information concerning the matters to be considered at the Annual Meeting.

     If you do not expect to be present in person at the Annual Meeting, please sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope that has been provided for your convenience. The prompt return of proxies will help ensure the presence of a quorum and save the Company the expense of further solicitation.

     You are cordially invited and encouraged to attend the Annual Meeting in person.

                                                  Gerald J. Rubin
                                                  Chairman of the Board
El Paso, Texas
July 17, 2000

                                    IMPORTANT
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.


                                Helen of Troy(R)

                              HELEN OF TROY LIMITED

                             ONE HELEN OF TROY PLAZA
                              EL PASO, TEXAS 79912

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 29, 2000

                             SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of Helen of Troy Limited (the "Company") for use at its Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, on Tuesday, August 29, 2000, at 1:00 p.m., Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A proxy may be revoked by filing written notice of revocation or an executed proxy bearing a later date with the Secretary of the Company any time before exercise of the proxy. A shareholder giving a proxy may attend the Annual Meeting and vote in person. Forms of proxy and proxy statements are to be mailed on or about July 17, 2000.

     The Annual Report to Shareholders for the year ended February 29, 2000 ("fiscal 2000"), including financial statements, is enclosed. It does not form any part of the material provided for the solicitation of proxies.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit the return of proxies by telephone and personal interview. Forms of proxy and proxy material may also be distributed through brokers, custodians and like parties to beneficial owners of the Company's common shares, par value $.10 per share (the "Common Stock") for which the Company will, upon request, reimburse the forwarding expense.


                                VOTING SECURITIES

     The close of business on July 14, 2000 is the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, there were 28,471,658 issued and outstanding shares of Common Stock, entitled to one vote per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of June 15, 2000, the beneficial ownership of the Common Stock of the Directors, the executive officers of the Company, the executive officers and the Directors of the Company as a group, and each person known to the Company to be the beneficial owner of more than 5% of the Common Stock:



              NAME                                     NUMBER OF SHARES    PERCENT

     Gerald J. Rubin (1)(2)(3)(4)(5)                       5,988,922         19.0%
     One Helen of Troy Plaza
     El Paso, Texas 79912

     Byron H. Rubin(6)                                        47,000            *

     Daniel C. Montano(6)                                     28,000            *

     Gary B. Abromovitz(6)                                    44,000            *

     Stanlee N. Rubin (1)(2)(3)(4)(5)                      5,988,922         19.0%
     One Helen of Troy Plaza
     El Paso, Texas 79912

     Christopher L. Carameros(6)(7)                           38,000            *

     H. McIntyre Gardner(6)                                  150,375            *

     Dona Fisher(6)                                            4,500            *

     All directors and executive officers as a group       6,300,797         19.9%
           (8 persons) (8)(9)

     FMR Corp. (10)                                        2,835,000          8.9%
     82 Devonshire Street
     Boston, Massachusettes 02109

     David L. Babson & Company Incorporated (11)           2,066,100          6.5%
     One Memorial Drive
     Cambridge, MA 02142-1300

     *ownership of less than 1% of the outstanding Common Stock

(1) Does not include 144,000 shares in a trust for the children of Gerald J. Rubin and Stanlee N. Rubin in which they disclaim any beneficial ownership.

(2) Includes 276,980 shares held beneficially through a partnership in which Gerald J. Rubin and Stanlee N. Rubin are partners.

(3) Includes 2,800,000 shares in the case of Gerald J. Rubin, subject to stock options that are exercisable within sixty days of June 15, 2000. Gerald J. Rubin's stock options are subject to a one-half undivided community property interest with Stanlee N. Rubin.

(4) Includes 2,875,942 shares owned directly by Gerald J. Rubin, all of which are subject to a one-half undivided community property interest with Stanlee N. Rubin.

(5) Includes 36,000 stock options, issued under the 1995 Non-Employee Director Plan and exercisable within sixty days of June 15, 2000, held by Stanlee N. Rubin and subject to a one-half undivided community property interest with Gerald J. Rubin.

(6)  Includes 28,000, 28,000, 36,000, 28,000, 143,332 and 2,500 shares subject to stock options that are exercisable within sixty days as of June 15, 2000 for Byron H. Rubin, Daniel C. Montano, Gary B. Abromovitz, Christopher L. Carameros, H. McIntyre Gardner and Dona Fisher, respectively.

(7) Includes 10,000 shares held in a trust, of which Mr. Carameros is the trustee, for Mr. Carameros' family.

(8)  Includes shares discussed in notes 2-7 above.

(9) Includes 3,101,832 shares subject to stock options that are exercisable within sixty days of June 15, 2000.

(10) According to Schedule 13G filed as of February 14, 2000, FMR Corp. has sole dispositive power for 2,835,000 shares and sole voting power for no shares.

(11) According to Schedule 13G filed on February 10, 2000, David L. Babson & Company Incorporated has sole dispositive and voting power for 2,066,100 shares.


                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The By-laws of the Company state that the number of Directors of the Company shall be established by the Board of Directors from time to time but shall not be less than two. The Board of Directors has set the number of Director positions at six. The Nominating Committee has identified six candidates for election to the Board of Directors. Each Director elected shall serve as a Director until the next annual meeting of shareholders, or until his or her successor is elected and qualified.

     The six persons named below are the Nominating Committee's nominees for election as Directors. Gerald J. Rubin and Stanlee N. Rubin are married. Gerald
J. Rubin and Byron H. Rubin are brothers. Set forth below are descriptions of the principal occupations during at least the past five years of the nominees for membership on the Company's Board of Directors.

     Gerald J. Rubin, age 56, founder of the Company, has been the Chairman of the Board and Chief Executive Officer of the Company since 1984. Mr. Rubin has been a Director of the Company since 1969.

     Gary B. Abromovitz, age 57, has been a Director of the Company since 1990. Mr. Abromovitz was a partner in the law firm of Bonn/Abromovitz handling product liability, personal injury and death cases from January 1990 to September 1998. Since September 1998, Mr. Abromovitz has been active in real estate, concentrating on historic properties and downtown redevelopment.

     Stanlee N. Rubin, age 56, has been a Director of the Company since 1990. Mrs. Rubin is active in civic and charitable organizations. She is a member of the University of Texas at El Paso Board of Development. Mrs. Rubin is also a Partner for the Susan G. Komen Breast Cancer Foundation.

     Christopher L. Carameros, age 46, has been a Director of the Company since June 1993. Mr. Carameros has been an officer of L & M Asset Management Inc., a financial services and asset management company, from

August 1997 to the present. Mr. Carameros was an Executive Vice President of Cactus Apparel Inc., an apparel manufacturing company from January 1992 to July 1997.

     Byron H. Rubin, age 50, has been a Director of the Company since 1981. Mr. Rubin has been a partner in the firm Daniels & Rubin (formerly known as Integrated Financial of Texas), an insurance and tax planning firm in Dallas, Texas since 1979.

     Daniel C. Montano, age 51, has been a Director of the Company since 1980. He has been the Managing Director of C&K Capital since January 1997. From January 1995 to December 1996, he was Director of Investment Banking at Brookstreet Securities. Mr. Montano was President and a director of Montano Securities Corporation from 1979 to January 1995. In connection with matters that occurred in 1994, Mr. Montano agreed in 1997 to a settlement with the National Association of Securities Dealers, Inc. (the "NASD") pursuant to which he was fined $102,500 and suspended by the NASD from associating with any NASD members for a period of two years. Mr. Montano consented to the findings that he had engaged in a course of conduct that resulted in the mishandling or misuse by his firm, Montano Securities, of funds entrusted to it. Montano Securities was also found to have carried out securities transactions without maintaining sufficient net capital. In May 1998, the NASD suspended Mr. Montano's registration as a registered securities broker for an unspecified time due to his failure to pay an arbitration award. In July 1998, the Securities and Exchange Commission entered an order affirming a decision by the NASD that Mr. Montano was found to have violated certain rules of the NASD, including not accurately and sufficiently discussing the mechanism of short-selling or the risks associated with implementing the strategy using a particular stock, making improper references to prior recommendations, making exaggerated and inappropriate presentations of prior recommendations and making improper projections. None of the matters discussed above with regard to Mr. Montano involved any securities or transactions involving the Company or any of its subsidiaries.

     The other executive officers of the Company during fiscal 2000 were:

     H. McIntyre Gardner, age 39, has been a Director of the Company since August 1999 and the President and Chief Operating Officer of the Company since September 1997. Mr. Gardner served as Executive Vice President and President of Appliance Corp. of America from 1994 to September 1997. On June 22, 2000, Mr. Gardner resigned as President and Chief Operating Officer and Director of the Company.

     Dona Fisher, age 47, has been the Senior Vice President of Finance and Chief Financial Officer of the Company since March 1999. Ms. Fisher served as Senior Executive Vice President of Sun Apparel, Inc. from September 1996 to February 1999 and Senior Vice President of Worldwide Operations at The Franklin Mint from 1982 to 1996.

                     VOTE REQUIRED FOR ELECTION OF DIRECTORS

     The nominees receiving a majority of the votes cast at the Annual Meeting will be elected as Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE SIX NOMINEES NAMED ABOVE.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Company's Executive Committee consisted of Gerald J. Rubin, H. McIntyre Gardner and Byron H. Rubin during fiscal 2000. The Executive Committee has the power to exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company, except to the extent provided in the Company's By-laws and by applicable law. All actions and resolutions of the Executive Committee are reported to the Board of Directors at the next meeting of the Board for its review, approval and ratification. The Executive Committee meets periodically during the year; but no resolutions were adopted nor were any formal meetings held during fiscal 2000.

     The Company's Audit Committee consisted of Gary B. Abromovitz, Daniel C. Montano and Christopher L. Carameros during fiscal 2000. The Audit Committee is responsible for evaluating accounting and control procedures and practices of the Company and for reporting on such matters to the Board of Directors. The Audit Committee serves as a direct liaison with the Company's independent public accountants and recommends the engagement or discharge of such accountants. The Audit Committee meets periodically with the Chief Financial Officer, other appropriate officers of the Company and the Company's independent public accountants to review the Company's financial and accounting systems, accounting and financial controls, reports by the independent public accountants, proposed accounting changes and financial statements and opinions on such financial statements. The Audit Committee met four times during fiscal 2000.

     The Company's Nominating Committee consisted of Gerald J. Rubin and Stanlee
N. Rubin during fiscal 2000. The Nominating Committee receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to the Board or Committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill Board and Committee positions. The Nominating Committee held one formal meeting and periodic informal meetings during the year. The Nominating Committee will consider candidates recommended by employees and shareholders. Written suggestions for candidates, accompanied by a written consent of the proposed candidate to serve as a Director if nominated and elected, a description of his or her qualifications and other relevant biographical information, should be sent by March 6, 2001 for consideration by the Nominating Committee prior to the next annual meeting to the Secretary of the Company, One Helen of Troy Plaza, El Paso, Texas 79912.

     The Company's Stock Option and Compensation Committee consisted of Gary B. Abromovitz and Daniel C. Montano during fiscal 2000. The Stock Option and Compensation Committee generally oversees matters relating to compensation of employees of the Company. In connection with this oversight, it reviews and makes recommendations to the Board of Directors on officer and senior employee compensation and on grants of stock options under the Company's stock option plans. The Stock Option and Compensation Committee met or unanimously voted on resolutions four times during fiscal 2000.

     The full Board of Directors met or voted on resolutions four times during fiscal 2000. None of the four Board of Directors meetings was held by telephone. Each of the Directors attended or acted upon at least seventy-five percent of the aggregate number of Board of Director meetings, consents, and Committee meetings or consents held or acted upon during the period for which he or she acted as a Director during fiscal 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth the summary of compensation paid to the Company's Chief Executive Officer and its other Executive Officers during fiscal years 1998 through 2000.


                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM          ALL OTHER
                                                                          COMPENSATION      COMPENSATION ($)
                                                                          ------------      ----------------
                                        ANNUAL COMPENSATION
                           ----------------------------------------------
                                                                OTHER
                                                                ANNUAL
 NAME AND PRINCIPAL        FISCAL                            COMPENSATION    OPTIONS/
      POSITION              YEAR      SALARY($)   BONUS ($)       ($)        SARs (#)
-------------------        ------     --------    ---------  -------------   --------
Gerald J. Rubin              2000      600,000           --           --    1,000,000       16,872
Chairman and Chief           1999      600,000    1,250,000           --    1,000,000       17,052(1)(2)(3)
Executive Officer            1998      625,003      885,000           --    1,000,000       16,414(1)(2)(3)
H. McIntyre Gardner          2000      400,000      100,000           --      100,000        1,649(1)(2)
President and Chief          1999      400,000      400,000           --           --        1,629(1)(2)
Operating Officer            1998      216,667       50,000           --      300,000           --
Dona Fisher                  2000      265,000       22,083           --       25,000           --
Senior Vice-President
Finance and Chief
Financial Officer


(1) Includes $1,000 consisting of the Company's contributions to the Helen of Troy 401 (k) Plan.

(2) Includes amounts representing the economic benefit of split-dollar life insurance policies for which the Company paid the premiums. In the case of Gerald J. Rubin, the economic benefit of such policies totaled $8,622, $7,802 and $7,164 in fiscal 2000, 1999 and 1998, respectively. In the case of H. McIntyre Gardner, the economic benefit of such policies totaled $649, and $629 in fiscal 2000 and 1999, respectively.

(3) Includes $7,250 representing the annual lease value of a vehicle provided by the Company.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE VALUE
                                                                                           AT ASSUMED ANNUAL RATES OF
                                                                                            STOCK PRICE APPRECIATION
                                    INDIVIDUAL GRANTS                                            FOR OPTION TERM
-----------------------------------------------------------------------------------------------------------------------
                 NUMBER OF          % OF TOTAL
                SECURITIES        OPTIONS / SARs
                UNDERLYING          GRANTED TO
              OPTIONS / SARs       EMPLOYEES IN         EXERCISE OF BASE      EXPIRATION
   NAME         GRANTED (#)         FISCAL YEAR           PRICE ($/SH)           DATE         5% ($)        10% ($)
------------  ----------------  --------------------  ---------------------  ------------- -------------- -------------
  G. Rubin         250,000               18%                 15.7813            5/28/2009     2,481,194     6,287,832
  G. Rubin         250,000               18%                 14.4688            8/31/2009     2,274,838     5,764,885
  G. Rubin         250,000               18%                 10.625            11/30/2009     1,670,501     4,233,378
  G. Rubin         250,000               18%                  7.094             2/28/2010     1,115,345     2,826,502
M. Gardner         100,000                7%                 12.1255            3/5/2009       762,566     1,932,492
 D. Fisher          25,000                2%                 12.1255            3/5/2009       190,642       483,123



AGGREGATED OPTION / SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION / SAR VALUES

                                                                                            VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED OPTIONS /    IN-THE-MONEY OPTIONS / SARS
                                                          SARS AT YEAR-END (#)           AT FISCAL YEAR-END ($) (1)
                                                    ---------------------------------- -------------------------------
                       SHARES
                      ACQUIRED
       NAME              ON
                      EXERCISE     VALUE REALIZED
                         (#)             ($)          EXERCISABLE     UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
-------------------- ------------ ---------------   ----------------  ---------------  --------------  ---------------
    G. Rubin                  --                --         2,550,000        1,650,000      $3,000,000               --
H.M. Gardner                  --                             143,332          256,668              --               --
                                                --
   D. Fisher                  --                --             2,500           22,500              --               --


(1) Represents the difference between the last sale price of the Common Stock on February 29, 2000 ($7.00), and the exercise price of the option multiplied by the applicable number of options.

                              EMPLOYMENT CONTRACTS

     Gerald J. Rubin's employment contract was amended and restated effective March 1999. Mr. Rubin's employment contract has a term of five years, renews itself daily and provides for a base salary of $600,000, a bonus equal to 5% of adjusted earnings from continuing operations less Mr. Rubin's base salary in accordance with the Company's 1997 Cash Bonus Performance Plan, which was approved by the Company's shareholders, and reimbursement of certain expenses and taxes. Mr. Rubin also received options to purchase Common Stock that are immediately vested in the amount of 250,000 shares on the last business day of each fiscal quarter of the company. Under the contract and subject to options being available under the Company's stock option plans, he will continue to receive options in such amount on the last business day of each August, November, February and May during the term of the agreement. In the event there are not a sufficient number of shares under the stock option plans to cause the grant of stock options to Mr. Rubin, the Company agrees to use its reasonable efforts to cause the Company's shareholders to approve additional shares of Common Stock to be subject to such stock option plans to enable such grants. In the event the Company's shareholders do not approve additional shares to be issued under such stock option plans, the Company is not obligated to Mr. Rubin to grant such options.

     Should Mr. Rubin's employment with the Company be terminated by an occurrence other than death, disability, or good cause, Mr. Rubin will receive payments, each in an amount equal to his monthly rate of basic compensation, which shall commence on the date of termination and shall continue until the date the employment contract would have expired but for said occurrence. Mr. Rubin would also receive payments, payable annually after the close of each fiscal year of the Company, each in an amount of incentive compensation and bonuses that would otherwise have been payable to him if he had continued in the employ of the Company for the same period.

     Upon the occurrence of a change in control of the Company, Mr. Rubin may elect to terminate his employment with the Company, and upon such termination will receive a lump sum payment of that amount due to him as basic compensation if his employment contract had continued until the date the employment contract would have expired but for said occurrence. In the event of a change in control, Mr. Rubin will also receive a lump sum payment in an amount equal to the amount of incentive compensation and bonuses that would otherwise have been payable to him under the employment agreement. For the purposes of calculating such lump sum payment, Mr. Rubin's incentive compensation and bonuses payable with respect to each fiscal year shall be the highest annual incentive compensation and bonus award made to him with respect to the Company's most recent three fiscal years ending prior to the date of the termination, with present value calculated using the applicable federal rate for the date of the termination of employment. Mr. Rubin's contract also provides for a gross-up for the excise tax on any amounts that are treated as excess parachute payments under the Internal Revenue Code of 1986, as amended (the "Code").

     If Mr. Rubin's employment is terminated by an occurrence other than by death, disability, or good cause, including upon a change in control, Mr. Rubin will also receive: (1) all amounts earned, accrued or owing but not yet paid to him, (2) immediate vesting of all options granted to him, (3) removal of all restrictions on restricted stock awarded to him and immediate vesting of the rights to such stock, (4) medical benefits for him and his wife for life and to his children until their attainment of age 23, and (5) paid premiums of his life insurance policy. Mr. Rubin will continue to participate in all employee benefits plans, programs or arrangements available to Company executives in which he was participating on the date of termination until the date the employment contract would have expired but for said occurrence or, if earlier, until he receives equivalent benefits and coverage by another employer.

     In the event of the death of Gerald J. Rubin, all unpaid benefits under these agreements are payable to his estate. Gerald J. Rubin's contracts grant him the right to elect a cash payment of the remainder of his contracts in the event of a merger, consolidation or transfer of all or substantially all of the Company's assets to any unaffiliated company or other person.

     The Company has an employment contract with H. McIntyre Gardner. Mr. Gardner's contract became effective September 1, 1997, provides for a base salary of $400,000 and a bonus that is dependent upon the Company earning specific amounts of pre-tax income. No incentive compensation will be payable to Mr. Gardner pursuant to his contract for any fiscal year unless such pre-tax income for a fiscal year exceeds $30 million. On June 22, 2000, Mr. Gardner resigned as President and Chief Operating Officer and Director of the Company.

     The Company has purchased, pursuant to the terms of his employment contract, life insurance in the amount of $5.0 million on the life of Gerald J. Rubin, payable in the event of death to his respective designees. The Company has purchased three "second to die" life insurance contracts in the cumulative amount of $29.0 million on the lives of Gerald J. Rubin and Stanlee N. Rubin, payable to their respective designee(s). The Company has also purchased life insurance in the amount of $1.0 million on the life of H. McIntyre Gardner, payable in the event of death, to his respective designee(s). All of the above policies referred to in this paragraph are Split Dollar policies, which provide for the return of premiums advanced by the Company, to be reimbursed to the Company upon death of the insured(s).

                              DIRECTOR COMPENSATION

     During fiscal 2000, each member of the Board of Directors who is not an employee or officer of the Company received a $4,000 quarterly retainer, $3,000 for each meeting of the Board of Directors attended, together with travel and lodging expenses incurred therewith, and $3,000 for each Audit Committee meeting attended. For fiscal 2001, director compensation will remain the same as that set forth above for fiscal 2000. Members of the

Board of Directors were not compensated for their participation in telephonic meetings of the Board of Directors during fiscal 2000, nor will they be compensated for such meetings in fiscal 2001.

     As approved by the Company's shareholders in fiscal 2000, each non-employee director receives stock options to acquire 4,000 shares of the Common Stock at the beginning of each fiscal quarter of the Company.

     Stock options granted to non-employee directors have an exercise price equal to the median of the high and low market prices of the Common Stock on the day the stock options are granted. Such stock options vest after one year.

     STOCK OPTION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

     None.

     STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Stock Option and Compensation Committee has submitted the following report:

     The Stock Option and Compensation Committee is responsible for developing the Company's executive compensation strategy and for administering the policies and programs that implement this strategy. The Committee is comprised entirely of independent, Non-Employee directors.

     The executive compensation strategy reflects the Company's fundamental philosophy of aligning the interests of management with the long-term performance of the Company and offering competitive compensation opportunities based on each individual's contribution to the achievement of shareholder value. This strategy is designed to attract and retain employees with outstanding qualifications and experience.

     The three elements of the Company's executive compensation strategy, all determined by corporate and individual performance, are:

     Base salary
     Annual incentive compensation
     Long-term incentive compensation

     Total compensation opportunities are competitive with those offered by a range of comparable companies and are intended to align management interests with shareholder interests. The Stock Option and Compensation Committee has reviewed the Company's primary competitors in determining competitive compensation. Some of these competitors are privately held and are therefore not included in the stock performance graph.

     Base salaries for Gerald J. Rubin (Chief Executive Officer) and H. McIntyre Gardner for fiscal 2000 were based on the long-term employment contracts. See "Executive Compensation - Employment Contracts."

     Base salary for the Vice President of Finance and Chief Financial Officer is determined by the Chief Executive Officer and the President of the Company based on the skills and experience required by the position, the effect of the individual's performance on the Company and the potential of the individual and is ratified by the Board of Directors.

     Annual incentive compensation consists of cash bonuses. The amount of the cash bonus for Gerald J. Rubin is based upon the 1997 Cash Bonus Performance Plan, which was approved by the Company's shareholders. The amount of the cash bonus for H. McIntyre Gardner is based on his employment contract with the Company. During fiscal 2000, the Company awarded bonuses of $0 and $100,000 to Messrs. Gerald J. Rubin and H. McIntyre Gardner, respectively.

     The bonus for the Vice President of Finance and Chief Financial Officer is determined based upon performance objectives set by the Company's Chief Executive Officer and the Company's President.

     Long-term incentive compensation consists of the Company's stock option plans. Stock options are granted based on the performance and position of the executive officer, as well as the Company's performance. Executive officers are provided with opportunities for ownership positions in the Common Stock through the Company's stock option plans. This opportunity for ownership, combined with a significant performance-based incentive compensation opportunity, forges a strong link between the Company's management and shareholders. During fiscal 2000 the Company's Board of Directors granted to Gerald J. Rubin and H. McIntyre Gardner stock options to purchase 1,000,000 and 100,000, respectively, shares of the Common Stock.

     As stated above, the compensation to the Company's Chief Executive Officer, Gerald J. Rubin, during fiscal 2000 consisted of base salary, annual incentive compensation and long-term incentive compensation. All of the factors discussed above in this report were taken into consideration by the Stock Option and Compensation Committee in determining the total compensation for Gerald J. Rubin and H. McIntyre Gardner for fiscal 2000.

     Gary B. Abromovitz (Chairman)
     Daniel C. Montano

     The foregoing report of the Stock Option and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             HELEN OF TROY FIVE-YEAR
                                PERFORMANCE GRAPH

     The graph below compares the cumulative total return of the Common Stock to the NASDAQ Market Index and a peer group index and assumes $100.00 invested on March 1, 1995. The Peer Group Index was the Dow Jones Industry Group - Cosmetics.

The graph is comprised of the following data:

                                 Helen of Troy       NASDAQ Market         Peer Group
                 Fiscal Year       Limited               Index               Index
                 -----------     -------------      --------------      ---------------
                    1995            100.00              100.00              100.00
                    1996            124.32              138.08              135.44
                    1997            267.57              165.74              184.40
                    1998            331.08              225.41              237.96
                    1999            301.35              291.27              242.34
                    2000            153.38              565.81              177.76

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 2000 the Company continued an agreement (the "Lease") under which it leases a 108,000 square foot warehouse facility in El Paso, Texas from a real estate partnership (the "Landlord") in which Gerald J. Rubin and Stanlee
N. Rubin are partners. The Company entered into the Lease in order to expand its inventory storage capacity in El Paso, Texas. The Company leased the warehouse facility for the entire fiscal year and made a total of $357,800 in payments for associated rent and operating expenses during fiscal 2000. The amount of rent under the Lease is comparable to that being paid by other companies for similar facilities in El Paso. The Company obtained comparable rental information on similar properties from an unaffiliated real estate company. This information was used to establish the rental rate for this facility. The Lease is a month-to-month agreement. Either the Company or the Landlord may cancel the Lease by providing the other party with notice 30 days in advance of exiting the Lease. The Company also leases storage space in El Paso, Texas from the Landlord. The Company paid a total of $12,123 for the use of this storage space in fiscal 2000. Gerald J. Rubin has a 49.5% limited partnership interest in the Landlord, Stanlee N. Rubin has a 49.5% limited partnership interest in the Landlord and a corporation wholly-owned by Gerald J. Rubin has a 1% general partnership interest in the Landlord.

     The Company is the sublessee of offices in Troy, Michigan, Bentonville, Arkansas and Minneapolis, Minnesota under three separate agreements (collectively, the "Subleases") with the real estate partnership (the "Sublessor") from whom the Company leases the warehouse space discussed above. The Company entered into the Subleases in order to facilitate contact with customers. Under the Subleases, the Company pays rent and certain operating expenses in amounts equal to the rent and operating expenses paid by the Sublessor under its leases of these facilities. During fiscal 2000, the Company paid $85,774 under the Subleases.

     During fiscal 2000 the Company entered into an agreement under which it leases 3,325 square feet of office space in El Paso, Texas to the same real estate partnership noted above. The agreement began in August, 1999 and calls for the Company to receive $3,879.17 in monthly rent. During fiscal 2000 the Company accrued $27,154.19 in rental income associated with this agreement.

     Byron H. Rubin, a member of the Company's Board of Directors, earned ordinary insurance agent's commissions in connection with the Company's group health, life and disability insurance as well as in connection with certain life insurance policies on its officers. During fiscal 2000 his commissions received from policies sold to the Company approximated $25,000.

                              SHAREHOLDER PROPOSALS

     Shareholders intending to present proposals at the 2001 Annual Meeting of Shareholders and desiring to have those proposals included in the Company's proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14a-8 of the Exchange Act, to be received at the executive offices of the Company no later than March 19, 2001. For proposals that shareholders intend to present at the 2001 Annual Meeting of Shareholders outside the processes of Rule 14a-8 of the Exchange Act, unless the shareholder notifies the Company of such intent by June 2, 2001, any proxy solicited by the Company for such Annual Meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the Annual Meeting.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     No action is to be taken with respect to the selection or approval of the Company's independent public accountants. KPMG LLP has served as independent public accountants for the Company since 1978. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so. The KPMG LLP representative is also expected to be available to respond to appropriate questions.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than ten percent shareholders are required by SEC Regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2000, all Section 16(a) filing requirements applicable to the officers, Directors and greater than ten percent beneficial owners were complied with.

                                 QUORUM; VOTING

     The presence in person of two or more persons, representing throughout the Annual Meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. If a quorum is present, the six nominees for Directors receiving a majority of the votes cast at the Annual Meeting in person or by proxy shall be elected. If within half an hour from the time appointed for the Annual Meeting a quorum is not present or represented by proxy, the Annual Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place the Board of Directors may determine, provided that at least two persons are present at such adjourned meeting, representing throughout the meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote. At any such adjourned meeting at which a quorum is presented or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally called.

     Broker non-votes are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal. Such broker non-votes will be counted towards a quorum. Abstentions and broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to Proposal 1.

                                  OTHER MATTERS

     The Board of Directors knows of no matters to be presented at the Annual Meeting other than the election of Directors. If other matters properly come before the Annual Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management's discretion.


                             YOUR VOTE IS IMPORTANT

     You are encouraged to let us know your preference by completing and returning the enclosed proxy card.


                                             Gerald J. Rubin
                                             Chairman of the Board

                              HELEN OF TROY LIMITED
                         Annual Meeting of Shareholders
                                 August 29, 2000
                                    - - - - -
                                      PROXY
                                    - - - - -

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes Gerald J. Rubin as Proxy with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on Tuesday, August 29, 2000 at 1:00 p.m., Mountain Daylight Time, at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas and any adjournment thereof, and to vote all the shares of Common Stock of the Company that the undersigned is entitled to vote on the following matter:

1.       To elect a board of six directors

            FOR ALL NOMINEES LISTED BELOW
            (except as marked to the contrary below)  [   ]

            WITHOUT AUTHORITY
            to vote for all nominees below [   ]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW.)

Gerald J. Rubin                         Christopher L. Carameros
Gary B. Abromovitz                      Byron H. Rubin
Stanlee N. Rubin                        Daniel C. Montano

This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted for Proposal 1 and in accordance with management's discretion as to any other matters.

IMPORTANT: Please date this proxy and sign exactly as your name or names appear thereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians, and others signing in the representative capacity, please so indicate when signing.

DATE ____________________, 2000

SIGNATURE __________________________

SIGNATURE IF HELD JOINTLY ___________________________

---------------------------
PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE